Exhibit 23.4

Tel: +511 2225600 Fax: +511 5137872 www.bdo.com.pe	PAZOS, LÓPEZ DE ROMAÑA, RODRÍGUEZ Sociedad Civil de Responsabilidad Limitada Av. Camino Real 456 Torre Real, Piso 5 San Isidro LIMA 27- PERU

BDO — Pazos, López de Romaña, Rodriguez  S. Civil de R.L.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-58298, No. 333-129152, No. 333-147448, No. 333-161459, No. 333-168588 and No. 333-183142) of our report dated June 16, 2014, relating to the financial statements of Peru Belmond Hotels S.A., which appears in this Form 10-K/A Amendment No. 1 to the Annual Report on Form 10-K of Belmond Ltd. and subsidiaries for the year ended December 31, 2015.

Pazos, López de Romaña, Rodriguez S. Civil de R.L.
Lima, Peru
December 7, 2016

Countersigned by:

/s/  Annika Petrozzi Helasvuo
 Annika Petrozzi Helasvuo
Certified Chartered Public Accountant
Register No. 01-21006

Pazos, López de Romaña, Rodríguez Sociedad Civil de Responsabilidad Limitada, una sociedad peruana, es miembro de BDO International Limited, una compañía limitada por garantía del Reino Unido, y forma parte de la red internacional BDO de empresas independientes asociadas.

BDO es el nombre comercial de la red BDO y de cada una de las empresas asociadas de BDO.